EXHIBIT 4.1

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT. INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE. AUTHORIZED COMMON STOCK: 80,000,000 SHARES PAR VALUE: $.0001 CUSIP NO. 89784N 10 4 Shares of TRUE RELIGION APPAREL, INC. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.